Exhibit 99.1
BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

For the Six Months Ended June 30, 2007 and 2006

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

CONTENTS

Page

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Consolidated Balance Sheet	1
Consolidated Statements of Operations	2
Consolidated Statement of Stockholder’s Deficiency	3
Consolidated Statements of Cash Flows	4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	5-12

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
(UNAUDITED)

June 30, 2007

ASSETS

CURRENT ASSETS
Cash	$122,546
Accounts receivable	103,126
Prepaid expenses	10,745

Total Current Assets		$236,417

PROPERTY AND EQUIPMENT, Net		822,135

TOTAL ASSETS		$1,058,552

LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$17,373
Accrued expenses	239,594
Current portion of note payable	64,523
Current portion of capital lease obligations	38,770
Deferred rent payable	17,926
Deferred revenue	3,379,771

Total Current Liabilities		$3,757,957

LONG-TERM LIABILITIES
Note payable, net of current portion	38,340
Capital lease obligations, net of current portion	88,859

Total Long-Term Liabilities		127,199

TOTAL LIABILITIES		3,885,156

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIENCY
Common stock - par value $1.00 per share; 56,000 shares authorized; 9,000 shares issued	9,000
Additional paid-in-capital	92,000
Accumulated deficit	(2,812,390)
	(2,711,390)
Less: treasury stock, at cost, 3,600 shares	(115,214)

TOTAL STOCKHOLDER'S DEFICIENCY		(2,826,604)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY		$1,058,552

The accompanying notes are an integral part of these consolidated financial statements.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

For the Six Months Ended June 30, 2007 and 2006

	2007	2006

REVENUES	$3,145,008	$2,864,110

COST OF REVENUES	1,226,451	1,171,757

GROSS PROFIT	1,918,557	1,692,353

OPERATING EXPENSES
Selling, general and administrative	1,411,731	1,254,363
Depreciation and amortization	126,537	142,000

TOTAL OPERATING EXPENSES	1,538,268	1,396,363

INCOME FROM OPERATIONS	380,289	295,990

INTEREST EXPENSE	(2,927)	(6,362)

NET INCOME	$377,362	$289,628

The accompanying notes are an integral part of these consolidated financial statements.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIENCY
(UNAUDITED)

For the Six Months Ended June 30, 2007

			Additional				Total
	Common Stock		Paid-In	Accumulated	Treasury Stock		Stockholder's
	Shares	Amount	Capital	Deficit	Shares	Amount	Deficiency

BALANCE, December 31, 2006	9,000	$9,000	$92,000	$(2,879,971)	(3,600)	$(115,214)	$(2,894,185)

Advances to stockholder	—	—	—	(399,441)	—	—	(399,441)

Contributions from stockholder	—	—	—	89,660	—	—	89,660

Net income	—	—	—	377,362	—	—	377,362

BALANCE, June 30, 2007	9,000	$9,000	$92,000	$(2,812,390)	(3,600)	$(115,214)	$(2,826,604)

The accompanying notes are an integral part of these consolidated financial statements.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

For the Six Months Ended June 30, 2007 and 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$377,362	$289,628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126,537	142,000
Deferred rent	4,189	2,361
Changes in operating assets and liabilities:
Accounts receivable	27,050	59,747
Prepaid expenses	22,957	(4,230)
Bank overdraft	(28,836)	—
Accounts payable	(69,190)	(8,813)
Accrued expenses	(76,861)	(178,200)
Deferred revenue	158,295	271,229

TOTAL ADJUSTMENTS	164,141	284,094

NET CASH PROVIDED BY OPERATING ACTIVITIES	541,503	573,722

CASH USED IN INVESTING ACTIVITIES
Purchases of property and equipment	(79,284)	(126,571)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal repayments of note payable	(30,892)	(166,983)
Advances to stockholder	(399,441)	(141,182)
Contributions from stockholder	89,660	—

NET CASH USED IN FINANCING ACTIVITIES	$(340,673)	$(308,165)

NET INCREASE IN CASH	$121,546	$138,986

CASH- Beginning	1,000	280,689

CASH- Ending	$122,546	$419,675

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:

Interest	$2,927	$6,362

Non-cash investing and financing activities:

Assets acquired under capital lease arrangements	$127,629	$—

The accompanying notes are an integral part of these consolidated financial statements.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - Nature of Business

Bankers Financial Products Corporation (“Bankers”) was organized in the State of Wisconsin on April 19, 1989. Bankers, using its trade name RateWatch, offers pricing information (such as certificates of deposit, IRAs, money market accounts, savings accounts, checking accounts, home mortgages, home equity loans, credit cards, and auto loans) to more than 5,600 financial institutions (including banks, credit unions, internet banks, and mortgage companies.). The information is obtained from more than 30,000 financial institutions through surveys, phone calls, data feeds, and online internet searches. Bankers derives its revenue from subscription services offered to its financial institution customers.

On August 10, 2006, Bankers organized its wholly-owned subsidiary, bankingMyway.com, LLC (“BMW”). BMW is an online search engine that tracks over 30,000 financial institutions, and provides hundreds of banking rates on a local basis. Customers can perform searches by zip code, city, or state. The service can be accessed by the general public. BMW obtains rates from community banks, credit unions, internet banks, and mortgage companies on certificates of deposit, IRAs, money market accounts, savings accounts, checking accounts, home mortgages, home equity loans, credit cards, and auto loans. BMW derives its revenue from advertising contracts with its financial institution clients.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation
The accompanying unaudited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions regarding interim financial statements in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2007, or any other periods to be presented, are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 - Summary of Significant Accounting Policies, continued

Principles of Consolidation
The consolidated financial statements include the accounts of Bankers and BMW, collectively, referred to as the “Company.” All significant inter-company balances and transactions have been eliminated.

Revenue Recognition and Deferred Revenue
The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence that an agreement exists, prices are fixed or determinable, services have been provided to the customer, and collectibility is reasonably assured. The Company reduces revenue for estimated discounts and other allowances. The Company generates its revenue primarily from subscriptions and advertising.

Subscription revenue represents fees paid by customers for access to particular services for the term of the subscription. Subscriptions are paid by checks and are generally billed in advance on an annual basis. Subscription revenue is recognized ratably over the subscription period.

Deferred revenue relates to subscription fees for which amounts have been billed and/or collected but for which revenue has not been recognized. The Company does not provide refunds for cancelled subscriptions.

Advertising revenue is derived from the sale of Internet sponsorship arrangements and from the delivery of banner, video, and email advertisements on the Company’s Web sites, and is recognized ratably over the period the advertising is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is reasonably assured.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 - Summary of Significant Accounting Policies, continued

Accounts Receivable
The Company reduces its accounts receivable for amounts that are determined to be uncollectible. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts on a monthly basis and determines the allowance based on an analysis of its past due accounts. All past due balances that are over 90 days are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2007, management believes that no allowance for doubtful accounts is necessary as all of the outstanding amounts have been collected subsequently.

Property and Equipment
Property and equipment, which consists of computer equipment, furniture and fixtures, software, and vehicle, are carried at cost, less accumulated depreciation, which is computed on the straight-line basis over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements, which are also included in property and equipment, are recorded at cost, less accumulated amortization, which is computed on the straight-line basis over the shorter of their estimated useful lives or the lease term. Expenditures for maintenance and repairs are charged to expense as incurred.

Income Taxes
Bankers has elected under the Internal Revenue Code to be an "S" corporation. In lieu of paying corporate income taxes, the sole stockholder of Bankers is taxed for Bankers’ taxable income. Accordingly, no provision or liability has been made for Federal and state income taxes since such taxes, if any, are the responsibility of the Company’s sole stockholder.

Treasury Stock
Shares of common stock repurchased by the Company are recorded at cost as treasury stock and result in a reduction of stockholder’s equity. When shares are reissued, the Company uses the average cost method for determining cost. The difference between the cost and the issuance price of the shares is added to or deducted from additional paid-in capital.

Advertising
The Company expenses the cost of advertising as incurred. Advertising expense for the year ended June 30, 2007 and 2006 amounted to approximately $14,000 and $1,500, respectively.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 - Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments
The carrying amount of cash, accounts receivable, and accounts payable approximate their fair values because of the short-term nature of these financial instruments. The recorded value of note payable approximates its fair value as interest approximates the market rate.

Use of Estimates
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to makes estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Recent Accounting Pronouncements
In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" (the "Interpretation"). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company is in the process of evaluating the impact of the application of the Interpretation to its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of the adoption of SFAS No. 157 to its consolidated financial statements.

In September 2006, the staff of the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in fiscal year 2007. The adoption of SAB 108 did not have a material impact to the Company's consolidated financial statements.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115” (“SFAS No. 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The Company is in the process of evaluating the impact of the adoption of SFAS No. 159 to its consolidated financial statements.

NOTE 3 - Property and Equipment

Property and equipment consists of the following as of June 30, 2007:

Computer equipment	$754,632
Software	362,010
Furniture and fixtures	305,342
Vehicle	54,511
Leasehold improvements	116,008
1,592,503
Less: accumulated depreciation and amortization	(770,368)

Property and Equipment, Net	$822,135

As of June 30, 2007, leased equipment amounting to $127,629, with accumulated depreciation of $0, has been capitalized and included in computer equipment.

Depreciation and amortization expense for the year six months ended June 30, 2007 and 2006 amounted to $126,537 and $142,000, respectively.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - Note Payable

As of June 30, 2007, the Company has an outstanding loan of $102,863 from Premier Bank under a $300,000 term loan agreement requiring 60 monthly payments of approximately $5,636 and accrues interest at a fixed annual rate of 4.75%. The loan is secured by all of the Company’s assets and a personal guaranty of the Company’s sole stockholder.

For the six months ended June 30, 2007 and 2006, total interest expense for this loan was $2,927 and $4,295, respectively.

As of June 30, 2007, future principal repayments for this loan were as follows:

For the Year Ending December 31,	Amount
2007 (six months)	$31,687
2008	65,673
2009	5,503

Total	$102,863

NOTE 5 - Commitments and Contingencies

Capital Lease Obligations
As of June 30, 2007, the Company had equipment under capital leases expiring June 2010. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

As of June 30, 2007, minimum future lease payments under this capital lease are as follows:

For the Year Ending December 31,	Amount
2007 (six months)	$24,369
2009	48,738
2009	48,738
2010	24,370
Total minimum lease payments	146,215
Less: amount representing interest	(18,586)
Net minimum lease payments	$127,629

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5 - Commitments and Contingencies, continued

Operating Leases
Effective December 6, 2005 the Company executed a lease for its office space located in Fort Atkinson, Wisconsin. The Company is required to pay an initial base rent of $157,000 per year and a one and a half percent increase per annum over a ten-year period. The lease is considered an operating lease and rent charged to operations for the six months ended June 30, 2007 and 2006 amounted to $83,866.

As of June 30, 2007, future minimum lease payments under these operating leases are as follows:

For the Year Ending December 31,	Amount
2007 (six months)	$79,678
2008	161,745
2009	164,172
2010	166,634
2011	169,134
Thereafter	702,288

Total	$1,443,651

Employment Agreements
On August 21, 2006 and January 2, 2007, the Company entered into employment agreements with certain members of its management. The agreements are for a three-year period ending August 20, 2009 and December 31, 2009, unless earlier terminated by either the Company or the employee. As of June 30, 2007, the total commitment under the employment agreements amounted to $1,090,000.

NOTE 6 - Advances to Stockholder

This balance represents advances made to the Company’s sole stockholder, which are noninterest-bearing and have no definitive repayment terms. Such advances have been presented as a component of the stockholder’s deficiency.

BANKERS FINANCIAL PRODUCTS CORPORATION
AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7 - Defined Contribution Plan

The Company has a SIMPLE IRA Retirement Plan covering all eligible employees of the Company. The Plan provides that the Company matches employee elective deferrals up to 3% of the employee compensation for the year. For the six months ended June 30, 2007, there were contributions of approximately $29,000 charged to operations.

NOTE 8 - Major Customer and Concentration of Credit Risk

No individual customer accounted for 10% or more of total revenue during the six months ended June 30, 2007.

The Company’s customers are primarily concentrated in the United States. The Company performs ongoing credit evaluations, generally does not require collateral, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information.

NOTE 9 - Other Events

On September 21, 2007, the Company issued a note to First Citizens Bank of Whitewater, Wisconsin amounting to $283,000. The note accrues interest at 7.75% per annum and both principal and accrued interest are due on January 18, 2008.  The note is secured by the assets of the Company.

In October 2007, the Company commenced negotiations with TheStreet.com, Inc. (NASDAQ: TSCM) for a possible acquisition of the Company by TheStreet.com, Inc. It is anticipated that TheStreet.com, Inc., through a newly created subsidiary, will acquire 100% of the common stock of the Company for an aggregate purchase price of approximately $25 million, consisting of approximately $17 million in cash and $8 million of unregistered common stock of TheStreet.com, subject to certain purchase price adjustments.